Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm

Neoprobe Corporation
Dublin, Ohio

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2006, relating to the 2005 consolidated financial statements of Neoprobe Corporation which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                      /s/ BDO Seidman, LLP

Chicago, Illinois
March 30, 2006